UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
VOR BIOPHARMA INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VOR BIOPHARMA INC.
P.O. Box 380121
Cambridge, Massachusetts 02238
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2025
Dear Stockholder:
We are pleased to invite you to attend the special meeting of stockholders (the “Special Meeting”) of Vor Biopharma Inc., a Delaware corporation (“Vor Bio” or the “Company”). The Special Meeting will be held solely virtually, via live audio webcast at www.virtualshareholdermeeting.com/VOR2025SM originating from Cambridge, Massachusetts, on August 25, 2025 at 12:00 p.m. Eastern Time. You will not be able to attend the Special Meeting in person. The logistics of the virtual meeting are discussed more fully in the attached Proxy Statement. The Special Meeting will be held for the following purposes:
1.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.0001 per share (the “common stock”), issuable by the Company upon exercise of the Warrants (as defined in the Proxy Statement) (the “Issuance Proposal”);

2.
To approve a series of alternate amendments to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect, at the option of our board of directors (the “Board”), a reverse stock split of our common stock into a lesser number of outstanding shares at a ratio in the range of 1-for-5 to 1-for-30, inclusive, with such ratio to be determined by our Board in its sole discretion (the “Reverse Stock Split Proposal”);

3.
To approve the amendment and restatement of the Company’s Amended and Restated 2021 Equity Incentive Plan to, among other things, (i) increase the number of shares of the Company’s common stock reserved for issuance thereunder by 25,000,000 shares and (ii) decrease the number of shares that will automatically be added to the share reserve thereunder on January 1 of each calendar year from five percent (5%) to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year through and including calendar year 2035 (the “Equity Plan Proposal”); and

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice. The record date for the Special Meeting is July 28, 2025. Only stockholders of record at the close of business on that date are entitled to notice of and may vote at the Special Meeting or any adjournment thereof.
Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, we ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or submit your proxy by telephone or over the internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of common stock using the instructions provided by your broker, bank or other nominee.
Thank you for your ongoing support and continued interest in Vor Bio.

By Order of the Board of Directors,
/s/ Jean-Paul Kress
Jean-Paul Kress President and Chief Executive Officer

Cambridge, Massachusetts
August 8, 2025
The accompanying proxy statement is dated August 8, 2025, and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about such date.

i

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2025
This proxy statement (the “Proxy Statement”) contains information about the Special Meeting of Stockholders of Vor Biopharma Inc. (the “Special Meeting”). The Special Meeting will be held on August 25, 2025, beginning at 12:00 p.m. Eastern Time. The Special Meeting will be a virtual meeting held via the internet at a virtual web conference at www.virtualshareholdermeeting.com/VOR2025SM. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person. The logistics of the virtual meeting are discussed more fully in this Proxy Statement. This means that you can attend the Special Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site.
Except where the context otherwise requires, references to “Vor Bio,” “Vor,” “we,” “us,” “our” and similar terms refer to Vor Biopharma Inc. and its consolidated subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.
This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Special Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you sign and return your proxy and do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of the Board. We are making this Proxy Statement and the related proxy card available to stockholders for the first time on or about August 8, 2025.
GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
Why did I receive these materials?
The Board of Directors (the “Board”) is soliciting your proxy to vote at the Special Meeting for the following purposes:
1.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.0001 per share (the “common stock”) issuable by the Company upon exercise of the Warrants (as defined below) (the “Issuance Proposal”);

2.
To approve a series of alternate amendments to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect, at the option of our board of directors (the “Board”) a reverse stock split of our common stock, par value $0.0001 per share, into a lesser number of outstanding shares at a ratio in the range of 1-for-5 to 1-for-30, inclusive, with such ratio to be determined by our Board in its sole discretion (the “Reverse Stock Split Proposal”);

3.
To approve the amendment and restatement of the Company’s Amended and Restated 2021 Equity Incentive Plan to, among other things, (i) increase the number of shares of the Company’s common stock reserved for issuance thereunder by 25,000,000 shares and (ii) decrease the number of shares that will automatically be added to the share reserve thereunder on January 1 of each calendar year from five percent (5%) to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year through and including calendar year 2035 (the “Equity Plan Proposal”); and

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
Under rules adopted by the SEC, we have mailed the full set of our proxy materials, including this proxy statement and the proxy card, to our stockholders of record as of the close of business on July 28, 2025, on or around August 8, 2025. The proxy materials are also available to view and download on the investor relations page of our website at www.vorbio.com. The information contained on, or accessible through, the websites referenced in this proxy statement is not incorporated by reference into this proxy statement.
Why is Vor Bio conducting a virtual Special Meeting?
We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote.

How do I attend, participate in, and ask questions during the Special Meeting?
We will be hosting the Special Meeting via live audio webcast only. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/VOR2025SM. The meeting will start at 12:00 p.m. Eastern Time on August 25, 2025. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Special Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate are also available at www.virtualshareholdermeeting.com/VOR2025SM. We recommend that you log in a few minutes before 12:00 p.m. Eastern Time to ensure you are logged in when the Special Meeting starts. The webcast will open 15 minutes before the start of the Special Meeting.
If you would like to submit a question during the Special Meeting, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/VOR2025SM using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Special Meeting when you log in prior to its start. Our Special Meeting will be governed by our Rules of Conduct, which will be posted in advance of the meeting at www.virtualshareholdermeeting.com/VOR2025SM. These Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
What if I have technical difficulties or trouble accessing the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/VOR2025SM. Technical support will be available starting at 11:45 a.m. Eastern Time on August 25, 2025.
When is the record date for the Special Meeting?
The Board has fixed the record date for the Special Meeting as of the close of business on July 28, 2025 (the “Record Date”). Our virtual meeting will be governed by our Rules of Conduct, which will be posted at www.virtualshareholdermeeting.com/VOR2025SM in advance of the meeting.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Special Meeting. On the Record Date, there were 126,640,008 shares of common stock outstanding and entitled to vote. Holders of our shares of common stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Special Meeting.
In addition, a list of stockholders of record will be available at least ten days prior to the Special Meeting and during the Special Meeting for inspection by stockholders of record for any legally valid purpose related to the Special Meeting at www.virtualshareholdermeeting.com/VOR2025SM.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Special Meeting or by proxy in advance. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by proxy in advance of the Special Meeting through the internet, by telephone or by completing and returning the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are three matters scheduled for a vote:
•
Proposal No. 1 – the Issuance Proposal: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock issuable by the Company upon exercise of the Warrants (as defined in the Proxy Statement);

•
Proposal No. 2 – the Reverse Stock Split Proposal: To approve a series of alternate amendments to the Company’s Certificate of Incorporation, as amended, to effect, at the option of the Board, a reverse stock split of our common stock into a lesser number of outstanding shares at a ratio in the range of 1-for-5 to 1-for-30, inclusive, with such ratio to be determined by our Board in its sole discretion; and

•
Proposal No. 3 – the Equity Plan Proposal: To approve the amendment and restatement of the Company’s Amended and Restated 2021 Equity Incentive Plan to, among other things, (i) to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 25,000,000 shares and (ii) decrease the number of shares that will automatically be added to the share reserve thereunder on January 1 of each calendar year from five percent (5%) to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year through and including calendar year 2035.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.
How do I vote?
For each of the three proposals, you may vote “For” or “Against” or abstain. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) online during the Special Meeting or (2) in advance of the Special Meeting by proxy through the internet, by telephone or by using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.
•
To vote online during the Special Meeting, follow the provided instructions to join the Special Meeting at www.virtualshareholdermeeting.com/VOR2025SM, starting at 12:00 p.m. Eastern Time on August 25, 2025. The webcast will open 15 minutes before the start of the Special Meeting.

•
To vote in advance of the Special Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on August 24, 2025 to be counted.

•
To vote in advance of the Special Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on August 24, 2025 to be counted.

•
To vote in advance of the Special Meeting using the enclosed proxy card or a printed proxy card that you may request or may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the instructions received from your broker, bank or other agent to ensure that your vote is counted. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Special Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We have been advised by NYSE that Proposal Nos. 1, 2 and 3 are each “non-routine” under NYSE Rule 452. Accordingly, your broker, bank or other agent may not vote your shares on Proposal Nos. 1, 2 and 3 without your instructions. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.
Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares may not be voted on your behalf for any proposal, will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the Issuance Proposal, “For” the Reverse Stock Split Proposal and “For” the Equity Plan Proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares may not be voted on your behalf for any proposal, will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140.
•	You may attend the Special Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for each of the three proposals, votes “For,” and “Against,” as well as abstentions.
Abstentions will have no effect on the outcome of the Proposals Nos. 1 and 2. Abstentions will be counted towards the vote total for Proposal No. 3 and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards any of the proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal Nos. 1, 2 and 3 are each considered to be “non-routine,” we expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
•
Proposal No. 1 – the Issuance Proposal - To be approved, the Issuance Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

•
Proposal No. 2 – the Reverse Stock Split Proposal - To be approved, the Reverse Stock Split Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

•
Proposal No. 3 – the Equity Plan Proposal - To be approved, the Equity Plan Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 126,640,008 shares outstanding and entitled to vote. Thus, the holders of 63,320,005 shares must be present at the Special Meeting by virtual attendance or represented by proxy at the meeting to have a quorum. The inspector(s) of election appointed for the Special Meeting will determine whether or not a quorum is present.
If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or if you vote online at the meeting. If you are a beneficial owner of shares of common stock held in street name, your shares will be counted towards the quorum only if you give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Requirements for stockholder proposals to be brought before an annual meeting.
Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Corporate

Secretary at Vor Biopharma Inc., 100 Cambridgepark Drive, Suite 101, Cambridge, Massachusetts 02140. To be timely for the 2026 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between January 22, 2026 and February 21, 2026; provided that if the date of that annual meeting of stockholders is earlier than April 22, 2026, or later than June 21, 2026, you must give the required notice not earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the 90th day prior to the meeting date or the 10th day following the day on which public announcement of that meeting date is first made. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our Bylaws.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2026 Annual Meeting of Stockholders must be received by us not later than December 9, 2025 in order to be considered for inclusion in our proxy materials for that meeting.
For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-39979), filed with the Securities and Exchange Commission on February 9, 2021.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by, and otherwise comply with, Rule 14a-19 under the Exchange Act between January 22, 2026 and February 21, 2026.

PROPOSAL NO. 1 – THE ISSUANCE PROPOSAL
Overview
On June 25, 2025, we entered into a securities purchase agreement with accredited investors (the “Investors”) pursuant to which we agreed to issue and sell to the Investors, in a private placement, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 700,000,000 shares of common stock at a price per Pre-Funded Warrant of $0.25, for gross proceeds of $175 million. On June 25, 2025, in connection with entering into a license agreement, we also entered into a securities purchase agreement with and issued to a subsidiary of RemeGen Co., Ltd. a warrant to purchase 320,000,000 shares of common stock (the “RemeGen Warrant” and together with the Pre-Funded Warrants, the “Warrants”).
The Warrants have an exercise price of $0.0001 per share and will become exercisable upon approval by our stockholders pursuant to Nasdaq Listing Rule 5635(d) of the issuance of the shares of common stock underlying the Warrants and an amendment to our Certificate of Incorporation that has the effect of increasing the Company’s authorized but unissued shares of common stock and, to the extent applicable to an Investor, any required filings with or approvals from regulatory authorities of the People’s Republic of China for overseas direct investment. We will receive gross proceeds of $102,000 if the Warrants are exercised in full, and will use any net proceeds received from the exercise of the Warrants for general corporate purposes.
Pursuant to the securities purchase agreements pursuant to which the Warrants were issued, we agreed to call a special meeting of our stockholders to approve the issuance of the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares” and such approval, the “Stockholder Approval”).
This summary is intended to provide you with basic information concerning the Warrants. The forms of securities purchase agreements, Pre-Funded Warrants and RemeGen Warrant are filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2025. Stockholders are urged to carefully read these documents.
Why we are seeking Stockholder Approval of the Issuance Proposal
Our common stock is listed on The Nasdaq Global Select Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of 20% or more of the outstanding common stock at a price less than the “Minimum Price.” Because (i) the purchase price of the Warrants was less than the Minimum Price and (ii) the exercise in full of the Warrants would have resulted in the issuance of more than 20% of our outstanding shares of common stock, Nasdaq Listing Rule 5635(d) is implicated by the issuance of the Warrants. In order to comply with Nasdaq Listing Rule 5635(d), the Warrants include a provision under which they may not be exercised until we have obtained Stockholder Approval.
Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d) to permit the issuance of the maximum number of Warrant Shares issuable pursuant to the terms of the Warrants. If stockholders do not approve the Issuance Proposal at the Special Meeting, the holders of the Warrants will not be able to exercise their Warrants.
Effect on current stockholders if the Issuance Proposal is approved
Each additional share of common stock that would be issuable upon the exercise of the Warrants would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of common stock pursuant to the terms of the Warrants will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Holders of shares of our common stock have no preemptive rights.
If approved, the outstanding Warrants are exercisable for a maximum of an aggregate of 1,020,000,000 shares of common stock. If stockholders approve the Reverse Stock Split Proposal and we effect a reverse stock split of our common stock, a proportionate decrease in the number of shares of common stock issuable upon exercise of the Warrants, and a proportionate increase in the exercise price per share of the Warrants, will be made based upon the Reverse Stock Split ratio selected by the Board.

While approval of the Issuance Proposal is not conditioned upon stockholders approving the Reverse Stock Split Proposal, the Warrants will not be exercisable until such time as stockholders approve and we file an amendment to our Certificate of Incorporation that has the effect of increasing the Company’s authorized but unissued shares of common stock, whether pursuant to the Reverse Stock Split Proposal or otherwise.
Effect on current stockholders if the Issuance Proposal is not approved
We are not seeking the approval of stockholders to authorize entering into the securities purchase agreements or the issuance of the Warrants, as we have already done so, and such documents already are binding obligations of the Company. The failure of our stockholders to approve the Issuance Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company. If our stockholders do not approve this proposal, we will be required to continue to call special stockholder meetings every 90 days until our stockholders approve the Issuance Proposal. The substantial costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations, advance our clinical trials and develop and commercialize our product candidates.
Voting and Support Agreements
In connection with the transactions described above, on June 25, 2025, we entered into Voting and Support Agreements (the “Support Agreements”) with certain of our stockholders, pursuant to which, among other things, each such stockholder has agreed, on the terms and subject to the conditions set forth therein, to vote all of their respective voting shares in the Company, collectively constituting approximately 62.1% of the total voting power of the common stock as of the Record Date, in favor of (i) a proposal for the issuance of the Warrant Shares in accordance with Nasdaq Stock Market Rule 5635(d) and (ii) a proposal for an amendment to our Certificate of Incorporation that has the effect of increasing the number of authorized and unreserved shares of common stock, whether through an increase of the number of authorized shares of common stock or through effecting a reverse stock split, in each case as approved by the Board, such that the total number of authorized and unreserved shares of common stock is sufficient for the Warrants to be exercised for the maximum number of shares of common stock issuable in accordance with the terms of the Warrants.
Additionally, the stockholders agreed not to transfer their securities during the term of the Support Agreements except under limited circumstances. The Support Agreements terminate on the earlier of (i) approval of the Issuance Proposal and Reverse Stock Split Proposal at a special meeting, (ii) such time as there are no outstanding Warrants and (iii) 180 days after the date of the Support Agreement.
This summary is intended to provide you with basic information about the Support Agreements. The form of Support Agreement is filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2025.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock, except that Joshua Resnick, one of our directors, is a Partner at RA Capital Management, the management company of RA Capital Healthcare Fund, L.P., which is one of the holders of Pre-Funded Warrants and a party to a Support Agreement.
Required Vote of Stockholders
To be approved, the Issuance Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
Pursuant to the Support Agreements, stockholders holding approximately 62.1% of the total voting power of the common stock, as of the Record Date, have agreed to vote their shares in favor of the Issuance Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 1
TO APPROVE THE ISSUANCE PROPOSAL.

PROPOSAL NO. 2 – THE REVERSE STOCK SPLIT PROPOSAL
Overview
Our Board has unanimously approved a series of alternate amendments to our Certificate of Incorporation that would effect a reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-5 to 1-for-30, inclusive. The text of the proposed form of amendment to the Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.
Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock. The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board following the Special Meeting and prior to the one-year anniversary of the Special Meeting, or August 25, 2026. Our Board has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments pursuant to this Reverse Stock Split Proposal and to grant authorization to our Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio.
Should we receive the required stockholder approval for the Reverse Stock Split Proposal, our Board will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Special Meeting and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our common stock, between and including 5 and 30, that will be combined into one share of our common stock.
Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our Board may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board does not implement a Reverse Stock Split on or prior to the one-year anniversary of the Special Meeting, stockholder approval would again be required prior to implementing any Reverse Stock Split.
By approving the Reverse Stock Split Proposal, our stockholders will: (a) approve a series of alternate amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares of common stock between and including 5 and 30 could be combined into one share of common stock; and (b) authorize our Board to file only one such amendment, as determined by the Board at its sole option, and to abandon each amendment not selected by the Board. Our Board may also elect not to undertake any Reverse Stock Split and therefore abandon all amendments.
Board Discretion to Implement the Reverse Stock Split
We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 5 to 30, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at the time set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Reasons for Reverse Stock Split
To maintain our listing on The Nasdaq Global Select Market
By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Select Market. To maintain our listing on The Nasdaq Global Select Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On August 29, 2024, we were notified by the Nasdaq Stock Market that we did not comply with the $1.00 minimum bid price requirement, as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on February 25, 2025, within which to regain compliance. We regained compliance prior to that date. However, on April 22, 2025, we were again notified by the Nasdaq Stock Market that we did not comply with the $1.00 minimum bid price requirement, as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on October 20, 2025, within which to regain compliance. Although we were notified by Nasdaq that we regained compliance on July 21, 2025, we cannot guarantee that we will not again fall out of compliance if the price of our common stock drops below $1.00 in the future. The price of our common stock has been volatile, ranging from $3.29 to $0.13 per share over the last 12 months. Our failure to maintain compliance with the minimum bid price requirement could result in delisting.
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock
Our Board believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
•
Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•
Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To increase the number of shares of common stock available to cover the issuance of shares of common stock upon exercise of warrants and provide flexibility for business and/or financial purposes.
The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding.
In June 2025, we issued the Warrants, which may be exercised to purchase an aggregate of 1,020,000,000 shares of common stock. To fulfill our obligations under the Warrants, the Company must have enough authorized but unissued shares of common stock available. If there are not enough authorized shares, the Company cannot issue the required shares when the Warrants are exercised, which could result in a breach of contract and potential legal or financial consequences. The Reverse Stock Split is one way to address this issue. By consolidating the number of outstanding shares, the Reverse Stock Split increases the number of authorized but unissued shares without changing the total authorized share count. This means the Company can meet its obligations under the Warrants without needing to amend its Certificate of Incorporation to increase the total number of authorized shares.

In addition, the Board believes that the availability of additional shares of common stock would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, other stock splits and other corporate purposes, although we have no current plans to issue additional securities. The effective increase in the authorized shares of common stock would also accommodate increases to the number of shares of our common stock to be authorized and reserved for future equity awards. The Board believes that having such additional authorized shares of common stock available for issuance under the Certificate of Incorporation will give us increased flexibility and would allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law.
While the Warrants are not exercisable until such time as stockholders approve and we file an amendment to our Certificate of Incorporation that has the effect of increasing the Company’s authorized but unissued shares of common stock, whether pursuant to the Reverse Stock Split Proposal or otherwise, approval of the Reverse Stock Split Proposal is not conditioned upon approval of the Issuance Proposal.
Criteria to be Used for Determining Whether to Implement The Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the Reverse Stock Split Proposal, our Board may consider, among other things, various factors, such as:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	the continued listing requirements for our common stock on The Nasdaq Stock Market;
•	which Reverse Stock Split ratio would result in the least administrative cost to us; and
•	prevailing general market and economic conditions.
The failure of our stockholders to approve the Reverse Stock Split Proposal could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Stock Market if shares of our common stock trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares. In addition, failure to approve the Reverse Stock Split Proposal would mean the Company would need to hold another special meeting to seek shareholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of common stock to cover the potential exercise of all outstanding Warrants.
Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.
The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.
The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.
The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if the Reverse Stock Split Proposal 2 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Stock Split Proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split Proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Principal Effects of Reverse Stock Split
After the effective date of any Reverse Stock Split that our Board elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•	depending on the Reverse Stock Split ratio selected by the Board, each 5 to 30 shares of our common stock owned by a stockholder will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
the total number of authorized shares of our common stock will not be reduced proportionally by the Reverse Stock Split and, therefore, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock;

•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and

•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.
The following table contains approximate information, based on share information as of July 28, 2025, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	800,000,000	126,640,008	1,268,855,041	(595,495,049)
Post-Reverse Stock Split 1:5	800,000,000	25,328,001	253,771,008	520,900,991
Post-Reverse Stock Split 1:10	800,000,000	12,664,000	126,885,504	660,450,496
Post-Reverse Stock Split 1:15	800,000,000	8,442,667	84,590,336	706,966,997
Post-Reverse Stock Split 1:20	800,000,000	6,332,000	63,442,752	730,225,248
Post-Reverse Stock Split 1:25	800,000,000	5,065,600	50,754,201	744,180,199
Post-Reverse Stock Split 1:30	800,000,000	4,221,333	42,295,168	753,483,499

After the effective date of any Reverse Stock Split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on Nasdaq under the symbol “VOR” immediately following the Reverse Stock Split, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that a reverse stock split has occurred.
Effective Time
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Stock Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal No. 2 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Reverse Stock Split Proposal.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Select Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of July 28, 2025, there were 15 stockholders of record of our common stock. Upon stockholder approval of the Reverse Stock Split Proposal, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.
In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If the Reverse Stock Split Proposal is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If the Reverse Stock Split Proposal is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from us or our exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.0001 per share after any Reverse Stock Split. As a result, on the Reverse Split Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Certificate of Incorporation to allow for a Reverse Stock Split.

Material U.S. Federal Income Tax Consequences to U.S. Holders of the Reverse Stock Split
The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) that hold our common stock as capital assets within the meaning of Section 1221 of Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to these laws or the interpretations thereof could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split. There can be no assurance that the IRS will not take a position contrary to tax consequences described below or that a contrary position taken by the IRS would not be sustained by a court.
This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This discussion does not address the tax consequences that may apply to stockholders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, brokers, dealers, or traders in securities or foreign currencies, real estate investment trusts, regulated investment companies, stockholders who hold our common stock through individual retirement or other tax-deferred accounts, stockholders that are not U.S. Holders, stockholders that have a functional currency other than the U.S. dollar, partnerships or other entities or arrangements classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders that hold our common stock as part of a straddle, hedge, or conversion transaction, stockholders that hold our common stock as qualified small business stock within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code, stockholders that acquired our common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, stockholders that own or have owned, actually or constructively, more than 5% of our common stock, or stockholders that acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation.
If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their own tax advisors to determine the particular tax consequences to them.
In addition, this summary does not address: (a) any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split; (b) any U.S. federal non-income tax consequences of the Reverse Stock Split, including estate or gift tax consequences; (c) any state, local or non-U.S. tax consequences of the Reverse Stock Split; (d) the application of any alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the Code, or (e) any tax consequences to holders of options, warrants or other rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•	an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. In general, the U.S. federal income tax consequences of the Reverse Stock Split will vary depending upon whether a U.S. Holder receives cash for fractional shares or solely a reduced number of shares of common stock in exchange for their shares of common stock surrendered. A U.S. Holder that receives solely a reduced number of shares of common stock should generally not recognize gain or loss in the Reverse Stock Split. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its shares of common stock surrendered, and such U.S. Holder’s holding period in the reduced number of shares of common stock will include such U.S. Holder’s holding period in its shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of stock surrendered to the shares of stock received in a recapitalization. U.S. Holders should consult their own tax advisors as to the application of the foregoing rules where shares of our common stock were acquired at different times or at different prices.
A U.S. Holder that receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in its shares of common stock surrendered that is allocated to the fractional share. Such gain or loss will be a capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares was more than one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code. Such U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its shares of common stock surrendered, decreased by the tax basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and such U.S. Holder’s holding period in the reduced number of shares of common stock will include such U.S. Holder’s holding period in its shares of common stock surrendered.
Stockholders may be subject to information reporting with respect to any cash received in exchange for a fractional share in the Reverse Stock Split. Stockholders that are subject to information reporting and that do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding, at the applicable rate. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR STOCKHOLDER. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX REPORTING REQUIREMENTS, AND THE IMPACT OF ANY POTENTIAL CHANGE IN TAX LAWS.
Voting and Support Agreements
See the section entitled “Voting and Support Agreements” under Proposal No. 1 above.
Required Vote of Stockholders
To be approved, the Reverse Stock Split Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
Pursuant to the Support Agreements, stockholders holding approximately 62.1% of the total voting power of the common stock, as of the Record Date, have agreed to vote their shares in favor of the Reverse Stock Split Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 2
TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 3 – THE EQUITY PLAN PROPOSAL
Overview
The Vor Biopharma Inc. 2021 Equity Incentive Plan was originally adopted by the Board of Directors on January 28, 2021 and subsequently approved by our stockholders on January 29, 2021. The 2021 Equity Incentive Plan became effective on February 5, 2021 as the successor to the Vor Biopharma Inc. 2015 Stock Incentive Plan (the “2015 Plan”) in connection with our initial public offering. On March 26, 2024, the Board of Directors adopted an Amended and Restated 2021 Equity Incentive, which our stockholders approved on May 23, 2024. We refer to the Amended and Restated 2021 Equity Incentive Plan, which is our current equity incentive plan, as the “2021 Plan.”
The 2021 Plan currently provides that the number of shares reserved for issuance thereunder automatically increases on each January 1 by 5% of the number of issued and outstanding shares of our common stock (“Common Stock”) on December 31 of the preceding calendar year, through calendar year 2034 (the “Evergreen Provision”), unless the Board of Directors determines to increase the share pool by a smaller number of shares.
The Board of Directors has determined that it is in the best interests of us and our stockholders to seek stockholder approval of an amendment and restatement of our 2021 Plan (the “Amended 2021 Plan”) as described in this proposal. The following is a summary of the key changes to the 2021 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2021 Plan and is qualified in its entirety by reference to the full text of the Amended 2021 Plan, which is attached as Appendix B to this proxy statement:
•	Provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 25,000,000 shares.
•	Provide for an increase in the maximum number of shares that may be issued thereunder pursuant to the exercise of incentive stock options to 138,021,741 shares.
•	Revise the Evergreen Provision from 5% to 4% of issued and outstanding shares of Common Stock on December 31 of the preceding calendar year.
•
Extend the expiration of the Evergreen Provision such that the number of shares reserved for issuance under the Amended 2021 Plan automatically increases on each January 1 of each calendar year through and including calendar year 2035.

The Board of Directors adopted the Amended 2021 Plan on July 28, 2025, subject to approval by our stockholders. If the proposed Amended 2021 Plan is not approved, the 2021 Plan will remain in effect as-is.
The closing price per share of our Common Stock, as reported on Nasdaq as of July 28, 2025, the record date of the Special Meeting, was $2.42.
Reasons for the Amendment and Restatement of the 2021 Plan
We are asking our stockholders to approve the Amended 2021 Plan because, among other things, we believe that the Amended 2021 Plan is in the best interests of us and our stockholders because of the continuing need to grant equity awards to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the Amended 2021 Plan, we will be limited in our ability to continue to issue awards under the 2021 Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain.
Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to provide increased incentives to the eligible employees, non-employee directors and consultants who provide significant services to us and our affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. If our stockholders approve the Amended 2021 Plan as proposed, we will have approximately 34.2 million shares available for issuance pursuant to awards under the Amended 2021 Plan after the Special Meeting, which we believe will satisfy our anticipated near term regular equity granting needs over the next few years. In light of this forecast, we believe, and our Board of Directors considered, that the Amended 2021 Plan share reserve will provide a sufficient number of shares to allow us to:
•	attract, motivate and retain talented employees, directors and consultants;
•	align the interests of employees, non-employee directors and consultants with stockholder interests; and
•	link employee compensation to Company performance.
We strongly believe that approval by stockholders of the Amended 2021 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.
Summary of the Amended 2021 Plan
The following is a summary of the principal provisions of the Amended 2021 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2021 Plan and is qualified in its entirety by reference to the full text of the Amended 2021 Plan, which is attached as Appendix B to this proxy statement.
Share Reserve. As of July 25, 2025, the maximum number of shares of Common Stock reserved for issuance pursuant to awards under the 2021 Plan was 14,768,440 shares, of which up to 9,170,017 shares remained available for issuance. The Evergreen Provision currently provides that the number of shares reserved for issuance under the 2021 Plan automatically increases on each January 1 by 5% of the number of issued and outstanding shares of Common Stock on December 31 of the preceding calendar year, through calendar year 2034, unless our Board of Directors determines to increase the share pool by a smaller number of shares.
The aggregate number of shares that may be issued pursuant to awards under the Amended 2021 Plan will not exceed (a) 46,007,247 shares (which is the sum of (i) 7,914,176 shares initially reserved under the 2021 Plan in connection with our initial public offering and (ii) an additional 25,000,000 shares we are requesting that our stockholders approve at the Special Meeting), and (b) 13,093,071 shares added to the 2021 Plan share reserve between the time of our initial public offering and the date of the Special Meeting as a result of the Evergreen Provision.
The Evergreen Provision under the Amended 2021 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each calendar year from 2026 through 2035 equal to (a) 4% of the aggregate number of issued and outstanding shares of Common Stock on December 31 of the immediately preceding year, or (b) a lesser amount as may be approved by the Board of Directors each year.
The maximum number of shares that may be issued pursuant to the exercise of stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), under the Amended 2021 Plan is 138,021,741.
Shares issued under our Amended 2021 Plan may be authorized but unissued or reacquired shares of our Common Stock. Shares subject to stock awards granted under our Amended 2021 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our Amended 2021 Plan. Additionally, shares issued pursuant to stock awards under our Amended 2021 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under our Amended 2021 Plan.
Administration. Our Board of Directors, or a duly authorized committee thereof (referred to herein as the “administrator”), has the authority to administer our Amended 2021 Plan. Our Board of Directors has delegated its authority to administer our Amended 2021 Plan to the Compensation Committee under the terms of the Compensation Committee’s charter. Our Board of Directors may also delegate to one or more of our officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares of our Common Stock to be subject to such stock awards. Subject to the terms of our Amended 2021 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our Amended 2021 Plan.

The administrator has the power to modify outstanding awards under our Amended 2021 Plan. Subject to the terms of our Amended 2021 Plan, the administrator has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Limitation on Grants to Non-Employee Directors. The maximum number of shares of our Common Stock subject to awards granted under our Amended 2021 Plan or otherwise during a single calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during the calendar year for serving on our board, will not exceed $750,000 in total value (the value of any such stock awards to be based on their grant date fair market value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our board, $1,000,000.
Eligibility. The Amended 2021 Plan provides for the grant of awards to eligible employees, directors, and consultants. ISOs may be granted only to employees. As of July 25, 2025, 34 employees, 8 non-employee directors, and 14 consultants would be eligible to participate in the Amended 2021 Plan.
Award Types. The Amended 2021 Plan provides for the grant of awards in the form of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance awards and other stock awards, each as summarized below.
Stock Options. ISOs and nonqualified stock options (“NSOs”) are evidenced by stock option agreements adopted by the administrator. The administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Amended 2021 Plan vest at the rate specified by the administrator.
The administrator determines the term of stock options granted under the Amended 2021 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term will automatically be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an option holder’s service relationship with us or any of our affiliates ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our Common Stock previously owned by the option holder; (iv) a net exercise of the option if it is an NSO; and (v) other legal consideration approved by the administrator.
Unless the administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An option holder may designate a beneficiary, however, who may exercise the option following the option holder’s death.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISOs may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are evidenced by restricted stock award agreements adopted by the administrator. Restricted stock awards may be granted in consideration for (i) cash, check, bank draft or money order; (ii) services rendered to us or our affiliates; or (iii) any other form of legal consideration. Common Stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule as determined by the administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards. Restricted stock unit awards are evidenced by restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration or for no consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Rights under a restricted stock unit award may be transferred only upon such terms and conditions as set by the administrator. Restricted stock unit awards may be subject to vesting as determined by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Stock Appreciation Rights. Stock appreciation rights are evidenced by stock appreciation grant agreements adopted by the administrator. The administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount in cash or stock equal to (i) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the administrator.
The administrator determines the term of stock appreciation rights granted under the Amended 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term will be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Unless the administrator provides otherwise, stock appreciation rights generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. A stock appreciation right holder may designate a beneficiary, however, who may exercise the stock appreciation right following the holder’s death.
Performance Awards. Our Amended 2021 Plan permits the grant of performance awards. The performance goals mean, for a performance period, the one or more goals established by the administrator for the performance period based on the performance criteria. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board of Directors when the performance award is granted, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, we retain the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards. The administrator may grant other awards based in whole or in part by reference to our Common Stock. The administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Corporate Transactions. The following applies to stock awards under the Amended 2021 Plan in the event of certain specified corporate transactions, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the Amended 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Common Stock.
Under the Amended 2021 Plan, a significant corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Amendment or Termination. Our board has the authority to amend, suspend, or terminate our Amended 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts our Amended 2021 Plan.
Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and the Company with respect to participation in the Amended 2021 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired the Amended 2021 Plan. The Amended 2021 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying shares on the date of exercise of the stock option over the exercise price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Amended 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the employee is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. To comply with the requirements of Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m) Limit
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2021 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
New Plan Benefits
In general, awards to executive officers, other employees and consultants are made at the discretion of the Plan Administrator. As a result, the benefits and amounts that will be received or allocated under the Amended 2021 Plan are not determinable at this time.
Aggregate Past Grants Under the 2021 Plan
As of July 25, 2025, awards covering a total of 16,718,732 shares of common stock have been granted under the 2021 Plan since its inception. The following table shows information regarding the grant of such awards (regardless of whether subsequently exercised or forfeited) to the persons and groups identified below.

Name and Position	Number of Options	Number of Restricted Stock Units
Robert Ang, Former President and Chief Executive Officer	2,152,060	588,750
Eyal Attar, Former Chief Medical Officer	549,000	169,500
Tirtha Chakraborty, Former Chief Scientific Officer and Head of Technical Operations	695,000	230,000
All current executive officers as a group (3 persons)(1)	—	—
All current non-employee directors as a group (8 persons)	825,244	—
All current employees, including all current officers who are not executive officers, as a group	3,616,172	1,335,018
(1)	In July 2025, our current executive officers were awarded an aggregate of 101,552,428 stock options and 937,080 restricted stock units pursuant to our 2023 Inducement Plan.
Equity Compensation Plan Information
The following table contains information about our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had three equity compensation plans. See “Executive Compensation—Equity Incentive Plans” for a description of the material terms of each of our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	8,630,310	$4.85	3,017,555
Equity compensation plans not approved by security holders(3)	1,488,257	8.32	2,645,757
Total	10,118,567	$5.36	5,663,312
(1)	Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding restricted stock units (“RSUs”).
(2)	The weighted average exercise price is calculated based solely on outstanding stock options, and does not take into account stock underlying RSUs, which have no exercise price.
(3)
Represents (i) shares issuable under our 2023 Inducement Plan and (ii) an aggregate of 658,117 shares issuable upon exercise of stock options granted outside of any equity incentive plan. We granted an option to purchase shares of our common stock to an advisor outside of any equity compensation plan approved by our stockholders, but subject to the terms and conditions of the 2015 Plan. The stock option award to purchase 294,117 shares of our common stock had an exercise price of $28.29 per share, which was four times greater than the fair market value of our common stock on the date of grant, as determined contemporaneously by our Board, and is fully vested as of December 31, 2024. In addition, we granted an option to purchase shares of our common stock to Eyal C. Attar, our former Chief Medical Officer, outside of any equity compensation plan approved by our stockholders, but subject to the terms and conditions of the 2021 Plan. The stock option award to purchase 364,000 shares of our common stock had an exercise price of $3.77 per share, which was the closing price of our common stock on the grant date, and is scheduled to vest over four years, with 25% of the shares scheduled to vest on October 11, 2023, and the remainder scheduled to vest in equal monthly installments thereafter through October 11, 2026, subject to such Dr. Attar’s continued service with us through the applicable vesting dates. Dr. Attar resigned as the Company’s Chief Medical Officer, effective as of April 18, 2025, and the stock option award expired as of July 17, 2025.

Certain Interests of Directors
In considering the recommendation of our Board of Directors with respect to the approval of the Amended 2021 Plan, stockholders should be aware that the members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Amended 2021 Plan. The Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.
Required Vote of Stockholders
To be approved, the Equity Plan Proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
AMENDMENT OF THE AMENDED AND RESTATED VOR BIOPHARMA INC. 2021 EQUITY
INCENTIVE PLAN

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2024 consist of:
•	Dr. Robert Ang, our former principal executive officer, President and Chief Executive Officer;
•	Dr. Eyal Attar, our former Chief Medical Officer; and
•	Dr. Tirtha Chakraborty, our former Chief Scientific Officer.
Summary Compensation Table
The following table provides information regarding the compensation provided to our named executive officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
Robert Ang, M.B.B.S.(4) Former President and Chief Executive Officer	2024	620,945	361,500	864,800	341,520	31,584(5)	2,220,349
	2023	605,800	714,563	1,032,575	316,531	21,575(6)	2,691,044
Eyal Attar, M.D.(7) Former Chief Medical Officer	2024	487,100	150,625	230,000	195,303	12,757(8)	1,075,785
	2023	474,000	302,475	437,090	180,286	6,269(9)	1,400,120
Tirtha Chakraborty, Ph.D.(10) Former Chief Scientific Officer and Head of Technical Operations	2024	477,200	129,538	197,800	190,379	8,935(11)	1,003,852
	2023	465,500	265,013	382,955	179,171	17,305(12)	1,309,944

(1)
This column reflects the aggregate grant date fair value of the RSUs granted to our named executive officers measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”).

(2)
This column reflects the full grant date fair value of stock awards and option awards granted during the year measured pursuant to ASC 718, which is the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options or the sale of the Common Stock underlying such stock options. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	The amounts disclosed represent performance bonuses earned in the applicable year listed in the row.
(4)	Dr. Ang resigned as a member of our Board effective as of May 16, 2025 and did not receive any additional compensation in his capacity as a director.
(5)
Consists of $23,169 in 401(k) Company matching contributions, $4,000 in health savings account contributions, $2,310 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and $2,106 for commuting expenses.

(6)
Consists of $13,200 in 401(k) Company matching contributions, $4,000 in health savings account contributions, $2,310 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Ang’s behalf and $2,065 for commuting expenses.

(7)	Dr. Attar resigned as the Company’s Chief Medical Officer, effective as of April 18, 2025.
(8)
Consists of $8,403 in 401(k) Company matching contributions, $2,248 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Attar’s behalf and $2,106 for commuting expenses.

(9)
Consists of $2,149 in 401(k) Company matching contributions, $2,054 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Attar’s behalf and $2,065 for commuting expenses.

(10)	Dr. Chakraborty separated as the Company’s Chief Scientific Officer and Head of Technical Operations, effective as of May 16, 2025.
(11)
Consists of $4,790 in 401(k) Company matching contributions, $2,040 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and $2,106 for commuting expenses.

(12)
Consists of $13,200 in 401(k) Company matching contributions, $2,040 in aggregate for life insurance and disability insurance premiums paid by us on Dr. Chakraborty’s behalf and $2,065 for commuting expenses.

Narrative to the Summary Compensation Table
We review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions at peer companies in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our Board and Compensation Committee have historically determined our executive officers’ compensation, and our Compensation Committee has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, our Compensation Committee approved the compensation of our executives other than our Chief Executive Officer and our Board, upon recommendation from our Compensation Committee, then approved the compensation of our Chief Executive Officer.
Annual Base Salary
We entered into offer letters with each of our named executive officers that established annual base salaries, which were generally determined, approved and reviewed periodically by our Board or Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. See “—Offer Letters and Potential Payments Upon Termination or Change in Control.”
Non-Equity Incentive Plan Compensation
In accordance with the terms of their offer letters, our named executive officers were eligible to receive discretionary annual bonuses of up to a percentage of each officer’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, as determined by our Board and our Compensation Committee. In 2024, our named executive officers were eligible to earn an annual target performance bonus of each executive’s 2024 base salary based on achievement of certain corporate objectives. Dr. Ang was eligible to earn 55% of his 2024 base salary and Drs. Attar and Chakraborty were each eligible to earn 40% of their 2024 base salaries. The Board determined that the percentage of attainment of the corporate objectives for 2024 was 100% overall, resulting in a performance bonus of 55% of base salary for Dr. Ang. The Board determined Dr. Attar’s bonus at approximately 40% of his base salary due to both corporate performance and Dr. Attar’s individual performance. The Board determined Dr. Chakraborty’s bonus amount at approximately 40% of his base salary due to both corporate performance and Dr. Chakraborty’s individual performance. The approved payout amounts for each named executive officer are reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our executive officers. Our Board has historically been responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. We have also made true-up awards following certain financing events or promotions. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. In 2024, we granted our executive officers equity in a mix of stock options and RSUs.
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2024. Certain of the option exercise prices in the table below have been adjusted subsequent to December 31, 2024 as described below in “—Stock Option Repricing.”
Outstanding Equity Awards at December 31, 2024

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (2) ($)
Robert Ang, M.B.B.S.	03/10/20	147,294	—	2.18	03/09/30	—	—
	08/21/20	652,086	—	1.90	08/20/30	—	—
	02/05/21	49,996	1,064(3)	18.00	02/04/31	—	—
	02/01/22	266,333	109,667(4)	8.63	01/31/32	—	—

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (2) ($)
	09/13/22	172,500	—	4.97	09/12/32	—	—
	02/06/23	118,020	139,480(5)	5.55	02/05/33	—	—
	02/06/23	—	—	—	—	72,421(6)	80,387
	01/29/24	97,916	372,084(7)	2.41	01/28/34	—	—
	01/29/24	—	—	—	—	121,875(8)	135,281
Eyal Attar, M.D. (9)	10/11/22	197,166	166,834(10)	3.77	10/10/32	—	—
	02/06/23	49,958	59,042(5)	5.55	02/05/33	—	—
	02/06/23	—	—	—	—	30,657(6)	34,029
	01/29/24	26,041	98,959(7)	2.41	01/28/34	—	—
	01/29/24	—	—	—	—	50,782(8)	56,368
Tirtha Chakraborty, Ph.D.(11)	09/25/19	28,800	—	1.36	09/24/29	—	—
	03/10/20	24,410	—	2.18	03/09/30	—	—
	08/21/20	70,656	—	1.90	08/20/30	—	—
	11/18/20	121,323	—	6.53	11/17/30	—	—
	02/01/22	71,541	29,459(4)	8.63	01/31/32	—	—
	09/01/22	76,000	—	5.31	08/31/32	—	—
	02/06/23	43,770	51,730(5)	5.55	02/05/33		—
	02/06/23	—	—	—	—	26,860(6)	29,815
	01/29/24	22,395	85,105(7)	2.41	01/28/34	—	—
	01/29/24	—	—	—	—	43,672(8)	48,476

(1)
All equity awards were granted under our 2015 Stock Incentive Plan, the terms of which are described below under the subsection titled “—Equity Incentive Plans—2015 Stock Incentive Plan,” and our 2021 Equity Incentive Plan, the terms of which are described below under the subsection titled “—Equity Incentive Plans—2021 Equity Incentive Plan.”

(2)
This column represents the fair market value of a share of our Common Stock of $1.11 as of December 31, 2024, which was the closing price of our Common Stock as reported on the Nasdaq Global Select Market on December 31, 2024, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock That Have Not Vested.”

(3)	The shares subject to the option vest in 48 equal monthly installments beginning on February 19, 2021 and subject to continuous service as of each such vesting date.
(4)	The shares subject to the option vest in 48 equal monthly installments beginning on February 1, 2022 and subject to continuous service as of each such vesting date.
(5)	The shares subject to the option vest in 48 equal monthly installments beginning on February 6, 2023 and subject to continuous service as of each such vesting date.
(6)	The RSUs vest in over four years in equal quarterly installments beginning February 6, 2023 and subject to continuous service as of each such vesting date.
(7)	The shares subject to the option vest in 48 equal monthly installments beginning on February 1, 2024 and subject to continuous service as of each such vesting date.
(8)	The RSUs vest in over four years in equal quarterly installments beginning February 1, 2024 and subject to continuous service as of each such vesting date.
(9)
Dr. Attar resigned as the Company’s Chief Medical Officer, and his outstanding option awards and stock awards ceased vesting, effective as of April 18, 2025, and his option awards expired as of July 17, 2025.

(10)
91,000 of the shares subject to the option vested on October 11, 2023, and thereafter the remaining shares subject to the option vest in 36 equal monthly installments and subject to continuous service as of each such vesting date.

(11)
Dr. Chakraborty separated as the Company’s Chief Scientific Officer and Head of Technical Operations, and his outstanding option awards and stock awards ceased vesting, effective as of May 16, 2025, and his outstanding option awards will no longer be exercisable on August 14, 2025.

Stock Option Repricing
On February 3, 2025 (the “Effective Date”), our Board approved a stock option repricing whereby the exercise price of certain outstanding options to purchase shares of the our common stock under our 2015 Plan, our 2021 Equity Incentive Plan (the “2021 Plan”) and our 2023 Inducement Plan (the “Inducement Plan”) was reduced to $1.34 per share (the “Reduced Exercise Price”), the closing price of our common stock on the Effective Date (the “Option Repricing”).

The Option Repricing applied to options to purchase shares of common stock that (i) were granted under the 2015 Plan, the 2021 Plan or the Inducement Plan (each, a “Plan”), (ii) as of the Effective Date, were held by continuing employees and (iii) had an exercise price per share greater than $1.34 (the “Repriced Options”); provided that holders of Repriced Options must remain in Continuous Service (as defined in 2021 Plan or Inducement Plan, as applicable) with the Company or while the optionholder is an Eligible Participant (as defined in the 2015 Plan), as applicable, for a designated retention period in order for the applicable Repriced Option to be exercisable for the Reduced Exercise Price pursuant to the Option Repricing. The retention period (the “Retention Period”) shall begin on the Effective Date and end on the earliest of (A) February 3, 2026, (B) a Change in Control during the holder’s Continuous Service (each as defined in the 2021 Plan or Inducement Plan, as applicable) with the Company or while the optionholder is an Eligible Participant (as defined in the 2015 Plan), as applicable, and (C) 30 days prior to the applicable Repriced Option’s original expiration date. If any such Repriced Option is exercised prior to the end of the Retention Period, the exercise price per share shall be the original exercise price per share, and not the Reduced Exercise Price. No other changes were made to the Repriced Options as a result of the Option Repricing, including with respect to the vesting schedules or expiration dates of or the number of shares underlying the Repriced Options.
The total number of shares underlying all Repriced Options is approximately 6.76 million shares. The Repriced Options previously had exercise prices ranging from $1.36 to $44.96 per share.
The Repriced Options include underwater options held by our named executive officers, including the Company’s principal executive officer, as set forth below:

Name and Position	Total Repriced Options	Weighted Average Exercise Price of Repriced Options	Exercise Price Range of Repriced Options
Robert Ang Former Chief Executive Officer	2,126,440	$4.301	$1.90 to $18.00
Eyal Attar Former Chief Medical Officer	598,000	$3.810	$2.41 to $5.55
Tirtha Chakraborty Former Chief Scientific Officer and Head of Technical Development	625,189	$4.931	$1.36 to $8.63

The Board approved the Option Repricing after multiple discussions, careful consideration of various alternatives and a review of other applicable factors upon the recommendation of the Compensation Committee of the Board and with the advice of the Board’s independent compensation consultant. The Board designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Repriced Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation.
401(k) Plan
We maintain a defined contribution retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Our named executive officers were eligible to participate in the 401(k) plan on the same basis as our other employees and defer a portion of their compensation, within prescribed limits, on a pre-tax basis through payroll contributions to the 401(k) plan. For more information regarding our 401(k) plan see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024.
Health and Welfare Benefits; Perquisites
Our named executive officers were eligible to participate in our other benefit programs on the same basis as all employees of our Company. We generally do not provide perquisites or personal benefits except in limited circumstances.
Severance and Change in Control Benefits Plan
In January 2021, we adopted our Executive Severance and Change in Control Benefits Plan (the “Severance Plan”), for certain of our employees, including each of our executive officers. Under the terms of the Severance Plan, if the employment of any of our officers or vice presidents is terminated by us without cause or by the officer for good reason prior to or more than 12 months following a change in control, each as defined in the Severance Plan, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed to continue to pay the employee’s then-current base salary for a period of 12 months, in the case of our C-level officers, and six months, in the case of our vice presidents, and to pay premiums for continuation of health coverage under COBRA for up to 12 months, in the case of our C-level officers, and up to six months, in the case of our vice presidents.
Alternatively, if a covered employee’s employment is terminated by us without cause or by the employee for good reason within one year following a change in control, and subject to the employee’s execution of a general release of potential claims against us and a non-competition agreement, we have agreed, in the case of our Chief Executive Officer, to pay a lump sum payment in an amount equal to 18 months of his then-current base salary, in the case of our other C-level officers, to pay a lump sum payment in an amount equal to 12 months of his or her then-current base salary and, in the case of our vice presidents, to pay a lump sum payment in an amount equal to six months of his or her then-current base salary; to pay premiums for continuation of health coverage under COBRA for up to 18 months, in the case of our Chief Executive Officer, up to 12 months, in the case of our other C-level officers, and up to six months, in the case of our vice presidents; to pay a lump sum payment in an amount equal to 150%, in the case of our Chief Executive Officer, 100%, in the case of our C-level officers, and 50%, in the case of our vice presidents, of the employee’s target annual bonus as then in effect; and to accelerate the vesting of any outstanding equity grants in full.
In addition, in the event any of the amounts provided for under the Severance Plan or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) provided to the employee in full, or (ii) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the employee’s receipt, on an after-tax basis, of the greatest amount of such payments.
Offer Letters and Potential Payments Upon Termination or Change in Control
We are party to offer letters with each of our named executive officers. The agreements generally provided for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company. Each of our named executive officers executed our standard confidentiality, intellectual property assignment and non-solicitation agreement. The key terms of the offer letters with our named executive officers, including potential payments upon termination or change in control, are described below.
Dr. Robert Ang
We entered into an offer letter with Dr. Ang in June 2019 in connection with his appointment as our President and Chief Executive Officer. The offer letter provided for a base salary of $395,000 per year, a one-time signing bonus of $76,000 and a target annual bonus equal to 40% of Dr. Ang’s annual base salary based on the achievement of goals established by our Board. Our Board periodically increased Dr. Ang’s annual base salary, including most recently in February 2025, to $632,000. Additionally, in February 2025 our Board of directors approved a target annual bonus of 55% of Dr. Ang’s annual salary. The offer letter further provided for the grant of stock options.
In addition to benefits pursuant to the Severance Plan, as described above, Dr. Ang was also entitled to severance benefits pursuant to his offer letter. Pursuant to his offer letter, if we terminated Dr. Ang’s employment without cause, or if Dr. Ang terminated his employment for good reason or due to death or disability, each as defined in Dr. Ang’s offer letter, he was entitled to (i) cash severance equal to continued base salary payments commencing on Dr. Ang’s termination date until the first anniversary of such termination date (the “Ang Severance Period”), paid in equal monthly installments in accordance with our standard payroll policies and (ii) if he timely elected to continue health coverage through COBRA, direct payment of, or reimbursement for, COBRA premiums for Dr. Ang and his covered dependents for the Ang Severance Period or, if earlier, until Dr. Ang was eligible for healthcare coverage under another employer’s plan. These severance benefits were conditioned upon Dr. Ang’s resignation from all positions with us, execution of a release agreement, return of company property and compliance with his confidentiality, intellectual property assignment and non-solicitation agreement.

Notwithstanding the foregoing, in the event we were to undergo a change in control, as defined in Dr. Ang’s offer letter, Dr. Ang’s then-outstanding equity awards granted pursuant to the offer letter would vest in full, subject to Dr. Ang’s continued service through the date of such change in control.
Dr. Eyal Attar
We entered into an offer letter with Dr. Attar in October 2022 in connection with his hiring as our full-time Chief Medical Officer. The offer letter provided for a base salary of $465,000 per year and a target annual bonus equal to 40% of Dr. Attar’s annual base salary based on the achievement of goals established by our Board. Our Compensation Committee periodically increased Dr. Attar’s annual base salary, including most recently in January 2025, to $500,000. The offer letter further provided for the grant of stock options. Dr. Attar was also eligible to receive benefits pursuant to the Severance Plan.
Dr. Tirtha Chakraborty
We entered into an offer letter with Dr. Chakraborty in August 2019 in connection with his hiring as our Vice President of Research. The offer letter provided for a base salary of $285,000 per year and a target annual bonus equal to 30% of Dr. Chakraborty’s annual base salary based on the achievement of goals established by our Board. Our Compensation Committee periodically increased Dr. Chakraborty’s annual base salary, including most recently in January 2025, to $480,000, and increased his target annual bonus to 40% in 2021. In addition, under the offer letter Dr. Chakraborty received a one-time signing bonus equal to $30,000, with an additional payment to cover all taxes resulting from the payment of the signing bonus. The offer letter further provided for the grant of stock options. Dr. Chakraborty was also eligible to receive benefits pursuant to the Severance Plan. In February 2025, Dr. Chakraborty received a new title of Chief Scientific Officer and Head of Technical Development.
Equity Incentive Plans
2021 Equity Incentive Plan
Our Board adopted and our stockholders approved our 2021 Plan in February 2021. The 2021 Plan, which is the successor to our 2015 Plan, is described below.
Our 2021 Plan provides for the grant of stock options qualifying as incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, consultants and directors. Our employees, officers, directors, consultants, and advisors are eligible to receive awards under the 2021 Plan; however, incentive stock options may only be granted to our employees. As of July 25, 2025, there were options to purchase 5,790,695 shares of our Common Stock outstanding under the 2021 Plan, at a weighted average exercise price of $4.55 per share, and 138,046 options to purchase shares of our Common Stock have been exercised. As of July 25, 2025, we have granted 4,979,390 RSUs under the 2021 Plan.
As of July 25, 2025, the number of shares of our Common Stock reserved for issuance under our 2021 Plan is the sum of (i) 15,774,381 and (ii) the number of shares of our Common Stock subject to outstanding awards under our 2015 Plan that expire or are forfeited, canceled, withheld to satisfy tax withholding or to purchase or exercise an award, repurchased by us or are otherwise terminated. The number of shares of our Common Stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, for a period of ten years, from January 1, 2025 continuing through January 1, 2035, by 5% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2021 Plan is 63,021,741.
If stockholders approve the Equity Plan Proposal, the 2021 Plan will be amended and restated as described under the heading “Proposal No. 3 – The Equity Plan Proposal” above.
In 2024, our named executive officers received certain options and restricted stock unit awards under the 2021 Plan, as described above under the heading “Equity-Based Incentive Awards.”
2015 Stock Incentive Plan
The 2015 Plan was adopted by our Board and approved by our stockholders in December 2015. The 2015 Plan provided for the grant of ISOs, NSOs, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards.

Since the effective date of the 2021 Plan, no additional awards have been granted under the 2015 Plan, which was terminated on that date, but any awards that were outstanding at that time remain outstanding, subject to the terms of the 2015 Plan and the applicable award agreements, until such outstanding options are exercised or until any such options terminate or expire by their terms. As of July 25, 2025, there were 1,024,420 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2015 Plan at a weighted-average exercise price of $3.12 per share, and options to purchase 2,435,662 shares of our Common Stock had been exercised.
2021 Employee Stock Purchase Plan
Our Board adopted and our stockholders approved our 2021 Employee Stock Purchase Plan (the “ESPP”) in February 2021. The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase Common Stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment when necessary or appropriate to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
The ESPP provides participating employees with the opportunity to purchase up to an aggregate of 1,968,620 shares of our Common Stock. The number of shares of our Common Stock reserved for issuance automatically increases on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year, and (ii) 1,800,000 shares; provided, that prior to the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of our Common Stock not purchased under such purchase rights will again become available for issuance under the ESPP.
As of July 25, 2025, we have sold 1,014,677 shares under our ESPP.
2023 Inducement Plan
Our Board adopted 2023 Inducement Plan (the “2023 Inducement Plan”) in August 2023. The 2023 Inducement Plan provides for the grant of non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance awards and other forms of stock-based compensation to eligible individuals. In accordance with Nasdaq Marketplace Rule 5635(c)(4), awards under the 2023 Inducement Plan may only be made to individuals not previously employees or directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. Awards granted under the 2023 Inducement Plan must be approved by either a majority of the Company’s independent directors or by the Compensation Committee.
As of July 25, 2025, there were options to purchase 87,738,159 shares of our Common Stock outstanding under the 2023 Inducement Plan, at a weighted average exercise price of $0.97 per share, and we have granted 15,098,643 RSUs under the 2023 Inducement Plan. As of July 25, 2025, there remained 51,422,025 shares of Common Stock available for future issuance under the 2023 Inducement Plan.
Clawbacks
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options and RSUs to its employees, including the named executive officers. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option and RSU grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee and the Board occurring in such quarter. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation—Director Compensation Policy” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee and the Board consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION
2024 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our Board in 2024 by our non-employee directors, including the outstanding equity awards held by our non-employee directors as of December 31, 2024. Dr. Ang, our former President and Chief Executive Officer, served as a member of our Board until his resignation effective as of June 25, 2025, but did not receive any additional compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)(2)	Total ($)
Matthew Patterson	81,500	34,800	116,300
Daniella Beckman	60,000	34,800	94,800
David Lubner	47,500	34,800	82,300
Sven (Bill) Ante Lundberg, M.D. (3)	50,000	34,800	84,800
Fouad Namouni, M.D. (4)	29,495	111,000	140,495
Joshua Resnick, M.D.	53,000	34,800	87,800

(1)
This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718, which is the basis for computing stock-based compensation in our financial statements. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for information concerning certain of the specific assumptions we used in valuing options.

(2)	The table below shows the aggregate number of equity awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2024.

Name	Number of Outstanding Options
Matthew Patterson	93,811
Daniella Beckman	135,007
David Lubner	135,007
Sven (Bill) Ante Lundberg, M.D.	114,773
Fouad Namouni, M.D.	90,000
Joshua Resnick, M.D.	93,811

(3)	Dr. Lundberg resigned from the Board in July 2025.
(4)	Dr. Namouni joined our Board in May 2024.
Director Compensation Policy
Pursuant to the amended non-employee director compensation policy that our Board approved on April 12, 2023, each such non-employee director will receive the following compensation for service on our Board:
•	an annual cash retainer of $40,000;
•	an additional annual cash retainer for service as Chairperson of the Board of $30,000;
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an initial option grant to purchase 60,000 shares of our Common Stock on the date of each such non-employee director’s appointment to our Board, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and

•
an annual option grant to purchase 30,000 shares of our Common Stock on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date.

We also will continue to reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our Board and committee meetings. We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in the “Executive Compensation” section.
Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under the section titled “Executive Compensation—Equity Incentive Plans—2021 Equity Incentive Plan.” Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 18, 2025, by:
•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 126,637,075 shares of our common stock outstanding as of July 18, 2025.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after July 18, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 100 Cambridgepark Dr., Suite 101, Cambridge, Massachusetts 02140. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Except as indicated by the footnotes below, we believe, based on information furnished to us, that each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
Entities affiliated with RA Capital Healthcare Fund, L.P.(1)	39,739,850	31.4
Reprogrammed Interchange LLC(2)	38,974,101	30.8
Entities affiliated with FMR, LLC(3)	6,422,496	5.1
Named Executive Officers and Directors
Robert Ang, M.B.B.S.(4)	1,393,949	1.1
Tirtha Chakraborty, Ph.D.(5)	662,510	*
Jean-Paul Kress	—	—
Matthew Patterson(6)	135,007	*
Daniella Beckman(7)	135,007	*
Alexander Cumbo(8)	3,333	*
Michel Detheux(9)	3,333	*
Erez Kalir(10)	13,333	*
David Lubner(11)	135,007	*
Fouad Namouni(12)	56,666	*
Joshua Resnick, M.D.(13)	93,811	*
All current executive officers and directors as a group (11 persons)(14)	575,497	*

*	Represents beneficial ownership of less than one 1%.
(1)
Consists of (i) 37,820,713 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Healthcare”); (ii) 1,825,326 shares of common stock by RA Capital Nexus Fund, L.P. (“Nexus Fund”); and (iii) 93,811 shares of common stock held by Dr. Resnick issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025. The number of securities beneficially owned does not include common stock warrants exercisable for up to 21,121,449 shares of common stock held by RA Healthcare. RA Healthcare is currently prohibited from exercising the common stock warrants by virtue of a beneficial ownership blocker in the warrants. RA Capital Healthcare Fund GP, LLC is the general partner of RA Healthcare and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the RA Healthcare and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company held by the RA Healthcare or the Nexus Fund. RA Healthcare and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RA Healthcare’s and the Nexus Fund’s portfolio, including the shares of the Company’s common stock. Because RA Healthcare and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RA Healthcare and the Nexus Fund disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners for purposes of Section 13(d) of the Exchange Act. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding RA Capital Management, L.P. and its affiliates, we have relied on a Schedule 13D/A filed by RA Capital Management, L.P. with the SEC on June 25, 2025 and other information known to the Company.
(2)
Reprogrammed Interchange LLC and Reid Hoffman report shared voting and dispositive power with respect to these shares. The number of shares beneficially owned does not include common stock warrants exercisable for up to 48,717,626 shares of common stock held by Reprogrammed Interchange LLC. Reprogrammed Interchange LLC is currently prohibited from exercising the common stock warrants by virtue of a beneficial ownership blocker in the warrants. The address of Reprogrammed Interchange LLC and Mr. Hoffman is 101 Mission Street, Suite 1000, San Francisco, California 94105. For information regarding Reprogrammed Interchange LLC and Mr. Hoffman, we have relied on a Schedule 13D filed by Reprogrammed Interchange LLC and Mr. Hoffman with the SEC on January 7, 2025 and other information known to the Company.

(3)
FMR LLC reports sole voting power with respect to 6,416,012 shares and sole dispositive power with respect to 6,422,496 shares. Abigail P. Johnson is a director, the chair, and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address for each person and entity named in this footnote is 245 Summer Street, Boston, Massachusetts 02110. For information regarding FMR LLC, we have relied on a Schedule 13G/A filed by FMR LLC with the SEC on May 12, 2025.

(4)
Consists of (i) 127,890 shares of common stock; and (ii) 26,016 shares of common stock underlying restricted stock units that will vest within 60 days of July 18, 2025; and (iii) 1,240,043 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025. Dr. Ang resigned as the Company’s President and Chief Executive Officer and as a director of the Company, effective June 25, 2025.

(5)
Consists of (i) 126,470 shares of common stock; and (ii) 536,040 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025. Dr. Chakraborty separated as the Company’s Chief Scientific Officer and Head of Technical Operations, effective as of May 16, 2025, and his outstanding stock options will expire and no longer be exercisable on August 14, 2025.

(6)	Consists of (i) 41,196 shares of common stock; and (ii) 93,811 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(7)	Consists of 135,007 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(8)	Consists of 3,333 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(9)	Consists of 3,333 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(10)	Consists of 13,333 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(11)	Consists of 135,007 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(12)	Consists of 56,666 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.
(13)
Consists of 93,811 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025. Under Dr. Resnick’s arrangement with RA Capital, Dr. Resnick holds the foregoing shares for the benefit of the RA Healthcare and the Nexus Fund. Dr. Resnick is obligated to turn over to RA Capital any net cash or stock received from the foregoing shares underlying such option, which will offset advisory fees owed by the RA Healthcare and account to RA Capital. Dr. Resnick therefore disclaims beneficial ownership of the foregoing shares of common stock underlying the outstanding options held by him.

(14)	Consists of (i) 41,196 shares of common stock; and (ii) 534,301 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of July 18, 2025.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and banks, brokers and other nominee record holders to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or notify us by sending a written request to: Vor Biopharma Inc., P.O. Box 380121, Cambridge, Massachusetts 02238, Attn: Investor Relations, telephone: 617-655-6580. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Jean-Paul Kress
Jean-Paul Kress
President and Chief Executive Officer

August 8, 2025

Appendix A
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VOR BIOPHARMA INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Vor Biopharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
First: That the name of this corporation is Vor Biopharma Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) on December 30, 2015 under the name Vor Biopharma Inc.
Second: That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Sections 141 and 242 of the General Corporation Law proposing this amendment of the Corporation’s Amended and Restated Certificate of Incorporation and declaring the advisability of this amendment of the Amended and Restated Certificate of Incorporation, which resolution setting forth the proposed amendment is as follows:
RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation be amended by inserting into Article IV immediately following Section C the following:
D. Effective as of the effective time of [5:00] p.m., Eastern Time, on [Date] (the “Effective Time”), each [five (5) / six (6) / seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)]2 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock or the authorized number of shares of Common Stock (the “Reverse Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on the Nasdaq Global Select Market during regular trading hours for the five (5) consecutive trading days immediately preceding the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined, as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a
[2]
These amendments approve the combination of any whole number of shares of Common Stock between and including five (5) and thirty (30) into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Corporation’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Corporation’s Board of Directors to be in the best interests of the Corporation and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Corporation’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

A-1

certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
Third: That thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted at a special meeting of the stockholders of the Corporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
* * * *
In Witness Whereof, Vor Biopharma Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of    , 202 .

Vor Biopharma Inc.

By:
Jean-Paul Kress
Chief Executive Officer

A-2

Appendix B
Vor Biopharma Inc.
Amended and Restated 2021 Equity Incentive Plan
Adopted by the Board of Directors: July 28, 2025
Approved by the Stockholders: [•]

1.	General.
(a) Successor to and Continuation of Prior Plan. The Plan was originally adopted by the Board on January 28, 2021, approved by the Company’s stockholders on January 29, 2021 and became effective as of the Original Effective Date. The Plan is the successor to and continuation of the Prior Plan and is hereby amended and restated as of the Effective Date. As of the Original Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Available Reserve plus any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
(b) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(d) Adoption Date; Effective Date. The Plan, as amended and restated hereby, will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2.	Shares Subject to the Plan.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed the sum of: (i) 46,007,247 shares; plus, (ii) the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 138,021,741 shares.
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3.	Eligibility and Limitations.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the Annual Period that begins on the Company’s first Annual Meeting of Stockholders following the Effective Date.
4.	Options and Stock Appreciation Rights.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5.	Awards Other Than Options and Stock Appreciation Rights.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the

Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).
(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6.	Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7.	Administration.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the

Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8.	Tax Withholding
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9.	Miscellaneous.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.
(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10.	Covenants of the Company.
(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11.	Additional Rules for Awards Subject to Section 409A.
(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:
(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.
(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the

Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.
(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12.	Severability.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.	Termination of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14.	Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.
(b) “Adoption Date” means the date the Plan, as amended and restated hereby, is first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross or willful misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m) “Common Stock” means the common stock of the Company.
(n) “Company” means Vor Biopharma Inc., a Delaware corporation.
(o) “Compensation Committee” means the Compensation Committee of the Board.
(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(s) “Director” means a member of the Board.
(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v) “Effective Date” means the date this Plan, as amended and restated hereby, is approved by the Company’s stockholders at the Company’s 2025 Special Meeting of Stockholders.
(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(y) “Entity” means a corporation, partnership, limited liability company or other entity.
(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Original Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ff) “IPO Date” means February 5, 2021.
(gg) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(hh) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ii) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.
(jj) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(kk) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(ll) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(mm) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(nn) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(oo) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(pp) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(qq) “Original Effective Date” means the IPO Date.
(rr) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).
(ss) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(tt) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(uu) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(vv) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(ww) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(xx) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(yy) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(zz) “Plan” means this Vor Biopharma Inc. Amended and Restated 2021 Equity Incentive Plan, as amended from time to time.
(aaa) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(bbb) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(ccc) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of the Original Effective Date.
(ddd) “Prior Plan” means the Vor Biopharma Inc. 2015 Stock Incentive Plan.
(eee) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.
(fff) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ggg) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hhh) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Original Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
(iii) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(jjj) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(kkk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(lll) “Rule 405” means Rule 405 promulgated under the Securities Act.
(mmm) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(nnn) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(ooo) “Securities Act” means the Securities Act of 1933, as amended.
(ppp) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(qqq) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(rrr) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(sss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ttt) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(uuu) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(vvv) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.
(www) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

VOR BIOPHARMA INC.
P.O. BOX 380121
CAMBRIDGE, MA 02238

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 24, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VOR2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 24, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77346-S18629

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOR BIOPHARMA INC.

Note: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V77347-S18629

VOR BIOPHARMA INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VOR BIOPHARMA INC. IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS
August 25, 2025 12:00 P.M. Eastern Time

The stockholder(s) hereby appoint(s) Jean-Paul Kress and Sandesh Mahatme, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and vote, as provided on the other side, all the shares of Vor Biopharma Inc.'s Common Stock which the stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Vor Biopharma Inc. to be held at 12:00 P.M. Eastern Time on August 25, 2025, virtually at www.virtualshareholdermeeting.com/VOR2025SM, or any adjournment thereof, with all powers which the stockholder(s) would possess if present at the meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be marked, dated and signed on the other side)